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                                                            Page 26 of 42 Pages

                                                                      Exhibit 2

                             EXECUTIVE OFFICERS AND
                     MEMBERS OF THE CONSEIL D'ADMINISTRATION
                                       OF
                        AXA ASSURANCES I.A.R.D. MUTUELLE


         The names of the Members of the Conseil d'Administration and of the Executive Officers of AXA Assurances I.A.R.D. Mutuelle and their business addresses and principal occupations are set forth below. If no address is given, the Member's or Executive Officer's business address is that of AXA Assurances I.A.R.D. Mutuelle at 26, rue Drouot, 75009 Paris, France. Unless otherwise indicated, each occupation set forth opposite an individual's name refers to AXA Assurances I.A.R.D. Mutuelle and each individual is a citizen of the Republic of France.


Name, Business Address          Present Principal Occupation
----------------------          ----------------------------

* Henri de Castries	  Chairman of the AXA Management Board
  AXA		  Chairman of the Board of Directors of AXA
  25, avenue Matignon                Assurances IARD Mutuelle
  75008 Paris

* Claube Bebear	  Honorary Chairman of the AXA Supervisory Board
  AXA		  Retired
  25, avenue Matignon
  75008 Paris

* A.S.S.S.E.		  Chairman of A.S.S.S.E.
  represented by Jean-Pierre
  Chaffin Federation de la
  Metallurgie CFE-CGC
  5, rue de La Bruyere
  75009 Paris

* Bertrand Eveno	  Manager of BPE Conseil
  10, boulevard Malesherbes
  75008 Paris

* Jacques Gobert	  Lawyer
  21 rue Gustave Nadaud
  13012 Marseille

* Philippe Guerand 	  Chairman of SAS Generale d'Investissements
  SIER Constructeur
  129 boulevard Pinel
  69500 Bron

* Henri Lachmann                Chairman of the Supervisory Board of
  SCHNEIDER Electric            Schneider Electric
  43-45 Boulevard Franklin Roossevelt
  92504 Rueil-Malmaison France

* Frederic Lucet                Manager of companies - Investment Adviser
  LC Group
  12 rue Auber
  75009 Paris

* Octave Manset	  Vice-Chairman of the Board of Directors of AXA
  75 rue de la Tour	  Assurances IARD Mutuelle
  75016 Paris                   Retired

* Alain de Marcellus	  Manager of Group Financial Services of
  Cap Gemini		  Cap Gemini
  11, rue de Tilsit
  75007 Paris

* Francois Martineau	  Attorney in law
  Lussan & Associes
  250bis, boulevard Saint Germain
  75007 Paris

* Francois Pierson	  Member of the Management Board, Chairman
  AXA France		  and CEO of AXA France, also responsible for
  Terrasses 1		  Large Risks, Assistance and AXA Canada
  313 Terrasses de L'Arche
  92727 Nanterre Cedex


* Olivier Riche	  Chief Executive Officer of Cofitem-Cofimur
  47 rue de Verneuil
  75007, Paris

* Pierre de Waziers	  Engineer
  Societe Gramont
  8 rue Sainte Lucie
  75015 Paris

* Renaud Streichenberger 	  Lawyer
  Cabinet Brodin Prat
  130 rue du Faubourg St. Honore'
  75008, Paris

  Jacques de Peretti	  Chief Executive Officer - non Director of AXA
  AXA France		  Assurances IARD Mutuelle
  88, rue Saint-Lazare
  75009 Paris


* Director


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